Exhibit 99.1

FOR IMMEDIATE RELEASE

McCormick Completes Acquisition of Reckitt Benckiser’s Food Division

SPARKS, Md., – August 17, 2017 – McCormick & Company Inc. (NYSE: MKC), a global leader in flavor, today announced that it has completed its acquisition of Reckitt Benckiser’s Food Division (“RB Foods”) from Reckitt Benckiser Group plc (“RB”), which was previously announced on July 18, 2017.

The brands acquired, including Frank’s RedHot®, French’s® and Cattlemen’s® are high quality assets and a natural strategic fit with McCormick’s robust global branded flavor portfolio. McCormick funded the purchase price of approximately $4.2 billion, subject to certain customary purchase price adjustments, through a combination of new debt, comprised of senior unsecured notes and pre-payable term loans, and equity. The notes offering and equity offering were completed on August 11, 2017.

“We are thrilled to acquire Frank’s RedHot, French’s and other iconic, market-leading brands, as we complete a transaction that has been at the top of our strategic list for over a decade and will generate significant shareholder value,” said Lawrence E. Kurzius, Chairman, President and Chief Executive Officer. “McCormick is the perfect home for brands like Frank’s RedHot and French’s as their simple, clean ingredients make them liquid spice. The addition of these highly complementary brands will allow McCormick to continue to take advantage of the growing trend toward spicy, flavorful eating with natural, high-quality ingredients and advances our vision to Bring the Joy of Flavor to Life. The talented employees of RB Foods have built a great business, and we look forward to working with them to achieve continued success.”

McCormick expects to update its 2017 annual guidance, inclusive of the acquisition, on its third quarter earnings call on September 28, 2017 at 8:00 a.m. ET.

Forward-looking Information

Certain information contained in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to: the expected impact of the acquisition of RB Foods, including among others, on McCormick’s net sales, expected trends in net sales and earnings performance and other financial measures; expectations regarding improved scale, growth potential in various products, geographies and market categories, including the impact from innovation, a more diverse product offering and millennial household penetration; expectations regarding growth in the Hot Sauce category; the realization of anticipated cost synergies, margin expansion and adjusted earnings per share accretion from the acquisition; the ability to retain key personnel; and the anticipated sufficiency of future cash flows to enable the payments of interest and repayment of short- and long-term debt as well as quarterly dividends.

These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with acquisitions generally, such as the failure to retain key management and employees of RB Foods; issues or delays in the successful integration of RB Foods’ operations with those of McCormick, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition of the RB Foods’ business from the information technology systems of RB to those of McCormick as well as risks associated with the integration and transition of the operations, systems and personnel of RB Foods, within the term of the six-month post-closing transition services agreement between McCormick and RB; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the acquisition by customers, competitors, suppliers and employees; conditions affecting the industry generally; local and global political and economic conditions; changes in the level of capital investment; and other risks described in the company’s filings with the Securities and Exchange Commission, including McCormick’s Annual Report on Form 10-K for the year ended November 30, 2016.

Actual results could differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

About McCormick

McCormick & Company, Incorporated is a global leader in flavor. With $4.4 billion in annual sales, the company manufactures, markets and distributes spices, seasoning mixes, condiments and other flavorful products to the entire food industry – retail outlets, food manufacturers and foodservice businesses. Every day, no matter where or what you eat, you can enjoy food flavored by McCormick. McCormick Brings the Joy of Flavor to Life™.

For more information, visit www.mccormickcorporation.com.

#  #  #

For information contact:

Investor Relations:

Kasey Jenkins (410-771-7140 or kasey_jenkins@mccormick.com)

Corporate Communications:

Lori Robinson (410-527-6004 or lori_robinson@mccormick.com)